UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2008

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8725 Henderson Road, Renaissance One
Tampa, Florida	33634
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 23, 2008, WellCare Health Plans, Inc. (the “Company”) received notice of renewal of the contract between the Centers for Medicare & Medicaid Services (“CMS”) and WellCare Prescription Insurance, Inc. (“WPI”), a wholly-owned subsidiary of the Company, pursuant to which WPI provides stand-alone prescription drug plans under Medicare Part D on a nationwide basis.  The contract renewal includes an addendum that incorporates contract language required by the Medicare Improvements for Patients and Providers Act of 2008 and the Revisions to the Part D Prescription Drug Contract Determinations, Appeals, and Intermediate Sanctions Processes adopted by CMS in December of 2007.  The renewal is for a period of one year ending on December 31, 2009.   A copy of the renewal notice with addendum is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01   Other Events.

On September 26, 2008, WellCare of Louisiana, Inc., a wholly-owned subsidiary of the Company, filed its annual audited financial statements for the year ended December 31, 2007  with the Insurance Department of the State of Louisiana.

As summarized in greater detail in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on September 16, 2008, certain subsidiaries of the Company, including WellCare of Louisiana, Inc. listed above, failed to file their annual audited financial statements for the year ended December 31, 2007 (collectively, such audited financial statements are referred to as the “2007 Annual Audited Statements”) with the applicable state regulatory authorities on or before specified filing deadlines.  The Company has subsequently filed Current Reports on Form 8-K to keep investors updated on its progress towards filing all the 2007 Annual Audited Statements.

As of the date of this Current Report on Form 8-K, the following subsidiaries of the Company have yet to file their 2007 Annual Audited Statements with the applicable state regulatory authorities:

•	WellCare of Connecticut, Inc.
•	HealthEase of Florida, Inc.
•	WellCare of Florida, Inc.
•	WellCare of Georgia, Inc.
•	WellCare of New York, Inc.
•	Harmony Health Plan of Illinois, Inc.

The Company is continuing to communicate with the applicable authorities regarding these filings.  Failure to file timely the 2007 Annual Audited Statements can result in the imposition of sanctions and penalties, some of which could have a material adverse effect on the Company.

The 2007 Annual Audited Statements filed for each of the entities listed above have been, or will be, prepared in accordance with the requirements of each respective state’s laws and regulations and have not been, or will not be, prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).  Additionally, the 2007 Annual Audited Statements filed for each of the entities listed above should not be considered, individually or in the aggregate, as representative or indicative of the Company’s results of operations or financial condition on a consolidated GAAP basis.

Copies of the 2007 Annual Audited Statements for WellCare of Louisiana, Inc., as well as those previously filed by other subsidiaries, can be accessed at the Company’s website at www.wellcare.com/investor relations/financial reports/statutory filings.  (http://ir.wellcare.com/phoenix.zhtml?c=176521&p=irol-statfiling)

Cautionary Note Regarding Forward-looking Statements:

This Current Report on Form 8-K and the 2007 Annual Audited Statements referenced herein may include statements that are not historical facts and are considered “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements reflect the Company’s assessment of future events and financial performance as of the date hereof and are subject to risks.  Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the Company’s expectations, including, but not limited to, the possibility that specified financial data contained in the 2007 Annual Audited Statements may be adjusted based on the outcome of the previously disclosed investigations of the Company by certain federal and state agencies, regulatory bodies and organizations, as well as other governmental and private party proceedings.  All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this paragraph.  Additional information concerning these and other important risks and uncertainties are detailed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission.  Readers are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties.  The Company assumes no obligation to update any such forward-looking statements and expressly disclaims any duty to update the information referred to in this filing except as required by law.

Item 9.01                      Financial Statements and Exhibits.

(d)   Exhibits.

The following exhibits are filed as part of this report:

10.1	Renewal Notice regarding Contract S5967 between the Centers for Medicare and Medicaid Services and WellCare Prescription Insurance, Inc. with Addendum

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2008	WELLCARE HEALTH PLANS, INC. /s/ Heath Schiesser Heath Schiesser President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Renewal Notice regarding Contract S5967 between the Centers for Medicare and Medicaid Services and WellCare Prescription Insurance, Inc. with Addendum